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                                                                   EXHIBIT 10.24

                              MANAGEMENT AGREEMENT

         This Management Agreement (this "Agreement"), dated as of December 13, 2001, is entered into between Kos Pharmaceuticals, Inc., a Florida corporation (the "Company"), and Daniel M. Bell (the "Executive").

                                    RECITALS

         A. Executive is currently employed by the Company as President and Chief Executive Officer of the Company pursuant to that certain Employment Agreement, dated as of July 1, 1996, and is an integral part of the Company's management.

         B. The Board of Directors of the Company recognizes the Executive as a key founding officer of the Company, and consequently has approved the terms and conditions of the continued employment of Executive as set forth herein and has authorized the execution and delivery of this Agreement.

                                    AGREEMENT

         For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs Executive to serve in the capacities described herein and Executive hereby accepts such employment and agrees to perform the services described in this Agreement upon the terms and conditions set forth in this Agreement. During the term of Executive's employment by the Company under this Agreement, Executive agrees that, without the prior consent of the Company, Executive will not accept employment with any other business, whether or not competitive with the Company.

2. TERM. The term of Executive's employment pursuant to this Agreement shall commence as of January 1, 2002, and shall continue until Executive's 65th birthday, and thereafter upon the mutual consent of Executive and the Board of Directors, unless earlier terminated in accordance with this Agreement.

3. DUTIES. Executive shall serve as the Chairman of the Board of Directors of the Company, and in carrying out the duties of such position, until his retirement from the Company, Executive shall be a senior executive officer and employee of the Company. Executive will devote such time and effort to the Company's affairs as is appropriate for Executive to carry out the duties of his position and in such capacity Executive's principal duties shall consist of chairing the activities of the Board of Directors, consulting with the Company's Chief Executive Officer and Chairman Emeritus, and representing the Company as reasonably requested by the Chief Executive Officer.

4. COMPENSATION.

         (a) BOARD FEES. As an employee and officer of the Company, Executive shall not be entitled to receive compensation, including fees or stock option awards, payable to outside directors for service on the Board of Directors.



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         (b) BASE COMPENSATION. The Company shall pay Executive, and Executive agrees to accept, base compensation at the rate of $300,000 per year (the "Base Compensation") in accordance with the Company's regular payroll practices commencing on January 1, 2002, and continuing until Executive's retirement from the Company. The Base Compensation specified in this Section 4(a) may be increased (but not decreased) at any time during the term of this Agreement in the discretion of the Board of Directors.

         (c) BONUS COMPENSATION. Until Executive's retirement from the Company, the Company shall pay Executive an annual bonus (the "Bonus Compensation") following the end of each year beginning with 2002. The amount of Executive's Bonus Compensation shall be determined by the Board of Directors of the Company based upon the performance of the Executive and the overall performance of the Company, including the Company's financial performance, but in no event shall the annual Bonus Compensation be an amount less than $150,000.

         (d) STOCK OPTIONS. Executive shall be eligible to receive an annual stock option award (the "Annual Stock Options") following each fiscal year of the Company and at such other times as may be determined by the Board of Directors in amounts, at such exercise prices, and on such terms as the Board of Directors determines in its discretion to be appropriate, based upon the performance of the Executive and the Company during such fiscal year.

5. FRINGE BENEFITS.

         (a) AUTOMOBILE. During the term of Executive's employment under this Agreement, the Company shall provide Executive with full use of an automobile, appropriate for Executive's position and title, for Executive's business and personal use, which automobile shall be replaced at least every three years. The Company agrees to provide adequate insurance for the automobile and occupants and to pay all maintenance and operating costs appropriate or necessary to maintain such automobile in prime operating condition.

         (b) OFFICE SPACE AND STAFF. During the term of Executive's employment under this Agreement, the Company shall provide Executive office space and a full-time secretary at the Company's office located in Miami, Florida.

         (c) INSURANCE. The Company shall continue to provide Executive and his spouse with health insurance coverage and benefits not less than as are provided to Executive by the Company on the date of this Agreement. The Company shall continue, at the Company's expense, to provide Executive with a life insurance policy or policies having an aggregate death benefit not less than the amount of the aggregate death benefit that is payable under the life insurance policies on Executive paid for by the Company on the date of this Agreement.

6. EXPENSES. Executive shall be reimbursed for his business-related expenses incurred on behalf of the Company consistent with the practices applicable to Executive on the date of this Agreement.

7. TERMINATION. The Board of Directors may terminate Executive's employment under this Agreement at any time upon 30 days written notice to Executive.

8. RETIREMENT. Executive shall be deemed to have "retired" in the event that, at any time, Executive's employment under this Agreement or his position as Chairman of the Company's Board of Directors is terminated for any reason,



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including due to death or any disability of Executive. Upon Executive's retirement, the Company shall pay to Executive the pro rata amount of the Bonus Compensation payable to Executive for such year and thereafter provide the following benefits:

         (a) PENSION PLAN. Executive shall be entitled to participate in any pension plan adopted by the Company after the date of this Agreement, provided that in no event after the adoption of such plan by the Company will Executive receive lesser benefits under such plan than are provided to Executive (and his spouse) in this Section 8. In the absence of such pension plan, or in the event that any such pension plan provides for lesser benefits than are provided in this Section 8, the Company shall pay to Executive, commencing on the date that he retires from employment with the Company, retirement payments (including payments under any such pension plan) of not less than $400,000 per year, which amount shall be subject to annual cost of living increases of 3% per year beginning 2003 (the "Retirement Payments").

         (b) INSURANCE. The Company shall continue to provide to Executive the health and life insurance benefits that the Company is required to provide under
Section 5(c) of this Agreement.

         (c) SPOUSAL BENEFIT. For so long as Executive's spouse shall survive Executive, the Company shall pay to Executive's spouse one-half of the Retirement Payments that would have been payable to Executive under Section 8(a) if Executive were alive, and she shall continue to receive the health insurance benefits that were made available to her under the Executive's health insurance coverage.

9. DEATH. In the event of Executive's death, the Company shall pay to Executive (or his spouse, heirs or personal representatives as appropriate) the Base Compensation then owing to Executive, the pro rata amount of the Bonus Compensation payable to Executive for such year, and, if Executive is survived by his spouse, the on-going spousal benefits payable to Executive's Spouse under
Section 8(c).

10. CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY. Executive agrees that he shall continue to be bound by the confidentiality and intellectual property agreement that he has entered into with the Company.

11. NON-COMPETITION. For so long as Executive is receiving payments from the Company under this Agreement, Executive covenants and agrees that he will not, directly or indirectly, whether as principal, agent, trustee or through the agency of any corporation, partnership, association or agent (other than as the holder of not more than 10% of the total outstanding stock of any company the securities of which are traded on a regular basis on recognized securities exchanges) (i) work for (in any capacity, including without limitation director, officer or employee) any other business or pharmaceutical company that competes with the Company, or (ii) recruit, or otherwise influence or attempt to induce employees of the Company to leave the employment of the Company. Executive acknowledges that his services to be rendered hereunder are of a special and unusual character that have a unique value to the Company and the conduct of its business, the loss of which cannot adequately be compensated by damages in an action at law.

         Executive has carefully read and considered the provisions of this
Section 11 and agrees that the restrictions set forth in such sections are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, shareholders, and other employees, for the protection of the business of the Company. Executive acknowledges that he is qualified to engage in businesses other than those that are subject to this
Section 11. It is the belief of the parties, therefore, that the best protection



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that can be given to the Company that does not in any way infringe upon the rights of Executive to engage in any unrelated businesses is to provide for the restrictions described above. In view of the substantial harm which would result from a breach by Executive of Section 11, the parties agree that the restrictions contained therein shall be enforced to the maximum extent permitted by law. In the event that any of said restrictions shall be held unenforceable by any court of competent jurisdiction, the parties hereto agree that it is their desire that such court shall substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and that as so modified, the covenant shall be as fully enforceable as if it had been set forth herein by the parties.

12. REMEDIES. The provisions of Section 11 of this Agreement shall survive the termination of this Agreement as set forth therein, regardless of the circumstances or reasons for such termination, and inure to the benefit of the Company. The restrictions set forth in Sections Section 11 are considered to be reasonable for the purposes of protecting the business of the Company. The Company and Executive acknowledge that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Company if the covenants contained in Section 11 were not complied with in accordance with their terms. Accordingly, Executive agrees that the Company shall be entitled to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedy which may be available to the Company, and that the Company shall be entitled to receive from Executive reimbursement for reasonable attorneys' fees and expenses incurred by the Company in enforcing these provisions.

13. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses below or to such other address as either party shall designate by written notice to the other:

         IF TO THE EXECUTIVE: To the address set forth below his signature on the signature page hereof.

         IF TO THE COMPANY:

         Kos Pharmaceuticals, Inc.
         1001 Brickell Bay Drive
         25th Floor
         Miami, FL 33131
         Attention:  President

14. ENTIRE AGREEMENT; MODIFICATION.

         (a) This Agreement contains the entire agreement of the Company and Executive, and the Company and Executive hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments, including, without limitation, the agreements and obligations relating to Executive's employment by the Company set forth in the Employment Agreement, dated July 1, 1996 (the "Old Agreement"), except for the compensation (including bonus and other compensation) payable to Executive through or with respect to the year ending December 31, 2001. Subject to the foregoing sentence, the parties hereto agree that effective as of January 1, 2002, the Old Agreement is terminated and canceled in its entirety, and shall be of no further force and effect.

         (b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.



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15. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive may not assign his rights and obligations under this Agreement.

16. FULL SETTLEMENT. The Executive shall not be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The amounts payable to Executive under this Agreement shall not be reduced by any compensation payable to Executive from employment by another employer after the date of Executive's termination provided such employment does not violate the terms of Section 11 hereof. The Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Executive or the Company or others of the validity or enforceability of, or liability under any provision of this Agreement or any guarantee of performance thereof, in each case plus interest, provided that the Executive is the prevailing party in any such contest. If the Executive is not the prevailing party each party shall pay its own legal fees and expenses except that if such contest is the result of a claimed breach of Section 11, and the Company shall be the prevailing party, the Executive shall pay the reasonable legal fees and expenses of the Company. The determination of the prevailing party in any contest shall be made by the tribunal which shall resolve such contest, or by the parties if such contest is settled without resort to any such tribunal.

17. MISCELLANEOUS.

         (a) This agreement shall be subject to and governed by the laws of the State of Florida, without regard to the conflicts of laws principles thereof.

         (b) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

         (c) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

         (d) All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested.

         (e) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

         (f) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                   REMAINDER OF PAGE LEFT BLANK INTENTIONALLY



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         NOW THEREFORE, the parties have executed this Management Agreement as of the day and year first above written.

                          KOS PHARMACEUTICALS, INC.


                          By: /s/ ADRIAN ADAMS
                              -------------------------------------------------
                          Name:   Adrian Adams
                          Title:  President and Chief Operating Officer

                          EXECUTIVE

                          /s/ DANIEL M. BELL
                          -----------------------------------------------------
                          Daniel M. Bell



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